Exhibit 26(n)(2)

                       Consent of Brian A. Giantonio, Esq.

To Whom It May Concern:

       I hereby consent to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-effective Amendment No. 1 to the Registration Statement on Form N-6 (File No. 333-119916) filed by PHLVIC Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.



Very truly yours,



/s/ Brian A. Giantonio
----------------------
Brian A. Giantonio, Vice President, Tax and ERISA Counsel
PHL Variable Insurance Company





Dated: April 19, 2005